Exhibit 99.1

FOR IMMEDIATE RELEASE

Intersections Inc. Amends Credit Agreement and Focuses Strategy on Identity and Privacy Protection Services

CHANTILLY, VA – December 15, 2016 – Intersections Inc. (NASDAQ: INTX), a leading provider of identity risk management and privacy protection services for consumers, today announced that it completed an amendment to its credit agreement with Crystal Financial LLC.

The amendment to the credit agreement provides for the cash on hand of the Company's Pet Health Monitoring segment plus up to $2.2 million of the Company's other cash on hand to be used to wind down the Pet Health Monitoring segment, the discontinuation of which was announced on December 1, 2016.  As of November 30, 2016, the Company's unaudited consolidated cash balance was approximately $14.1 million, including approximately $1.8 million of cash on hand in the Pet Health Monitoring segment.  The unaudited outstanding principal under the Credit Agreement was approximately $13.4 million as of November 30, 2016.

"Intersections is committed to focusing on our identity risk management and privacy protection strategy," said Michael R. Stanfield, Chairman and CEO, "Crystal Financial has been a valued partner as we explored the Voyce® market opportunity, and has now stepped up in a significant way as we concentrate resources on our unique position to serve consumers, partners, and affiliates with robust privacy protection services, including our newest product, Privacy Now™ with Watson."

Pursuant to the amendment, certain principal repayments required during the six months ending June 30, 2017 were eliminated and the remaining minimum principal repayments, commencing with the September 30, 2017 payment, were increased from $1.25 million to $1.4 million per quarter.  The amendment reduced the Minimum Cash Balance requirement for the six months ending June 30, 2017 and also reduced the Minimum Consolidated EBITDA requirements through the maturity date of March 21, 2019. These modifications will also support the Company's potential exit from other non-core business activities being considered by management.

Additional information will be provided in a Form 8-K the Company will file with the Securities and Exchange Commission, which includes a copy of the First Amendment to the Credit Agreement and related exhibits.

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Forward-Looking Statements:
Statements in this release relating to future plans, results, performance, expectations, achievements and the like, including estimates or projections of future costs and cash expenditures of shutting down the Company's Pet Health Monitoring business, are considered "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as "anticipate," "estimate," "expect," "project,'' "plan," "intend," "believe," "may," "should," "can have," "likely" and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Those forward-looking statements involve known and unknown risks and uncertainties and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including the impact of shutting down our Pet Health Monitoring segment, including any impact on our outstanding debt; the timing and success of new product launches and other growth initiatives; the continuing impact of the regulatory environment on our business; the continued dependence on a small number of financial institutions for a majority of our revenue and to service our U.S. financial institution customer base; our ability to execute our strategy and previously announced transformation plan; our incurring additional restructuring charges; our incurring additional impairment costs or charges on goodwill and/or assets; our ability to control costs; and our needs for additional capital to grow our business, including our ability to maintain compliance with the covenants under our new term loan or seek additional sources of debt and/or equity financing. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed under "Forward-Looking Statements," "Item 1. Business—Government Regulation" and "Item 1A. Risk Factors" in the Company's most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and in its recent other filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements unless required by applicable law.

About Intersections Inc.:
Intersections Inc. (NASDAQ: INTX) provides innovative, information based solutions that help consumers manage risks and make better informed life decisions.  Under its IDENTITY GUARD® brand and other brands, the company helps consumers monitor, manage and protect against the risks associated with their identities and personal information. Headquartered in Chantilly, Virginia, the company was founded in 1996. To learn more, visit www.intersections.com.

For more information:
Ron Barden
Intersections Inc.
703.488.6810
IR@intersections.com